Exhibit (a)(13)
DEUTSCHE GLOBAL/INTERNATIONAL FUND, INC.
ARTICLES SUPPLEMENTARY

Deutsche Global/International Fund, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation, the Board of Directors has duly designated and classified two hundred million (200,000,000) of the authorized but undesignated shares of capital stock of the Corporation as a new Series of shares of capital stock, such Series being designated the “Deutsche European Equity Fund” Series.

SECOND:  Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation, the Board of Directors has further designated and classified the two hundred million (200,000,000) shares of the Deutsche European Equity Fund designated and classified pursuant to Article First above into four Classes of shares, each Class consisting of fifty million (50,000,000) shares, and such Classes being designated as Class A shares, Class C shares, Class S shares and Institutional Class shares, respectively.

THIRD:  (a) Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue 2,659,993,796 shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of $26,599,937.96, which shares were designated and classified into the following Series, which Series were subdivided into the following Classes:

Series                                                                Classes                                                      Number of Shares

Deutsche Enhanced Emerging Markets
Fixed-Income Fund                                                                                                                  320,000,000

Class A shares                                                  50,000,000
Class B shares                                                  50,000,000
Class C shares                                                  20,000,000
Class S shares                                                100,000,000
Institutional Class shares                              100,000,000

Deutsche Enhanced Global Bond Fund 429,154,575

Class A shares                                                   50,000,000
Class B shares                                                   50,000,000
Class C shares                                                   20,000,000
Class S shares                                                  309,154,575

Deutsche Global Growth Fund                                                                                                  370,000,000

Class A shares                                                    50,000,000
Class B shares                                                    50,000,000
Class C shares                                                    20,000,000

Class R shares                                                     50,000,000
Class S shares                                                   100,000,000
Institutional Class shares                                 100,000,000

Deutsche Global Small Cap Fund                                                                                               250,000,000

Class A shares                                                     40,000,000
Class B shares                                                     20,000,000
Class C shares                                                     10,000,000
Class S shares                                                      30,000,000
Institutional Class shares                                 100,000,000
Class R6 shares                                                   50,000,000

Deutsche Global
Infrastructure Fund                                                                                                                       750,000,000

Class A shares                                                    250,000,000
Class C shares                                                    100,000,000
Class S shares                                                     200,000,000
Institutional Class shares                                   150,000,000
Class R6 shares                                                     50,000,000

Undesignated                                                                                                                                  540,839,221

(b)  Immediately after the filing of these Articles Supplementary, the Corporation will continue to have the authority to issue 2,659,993,796 shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of $26,599,937.96, which shares will be designated and classified into the following Series, which Series will be subdivided into the following Classes:

Series                                                                Classes                                                      Number of Shares

Deutsche Enhanced Emerging Markets
Fixed-Income Fund                                                                                                                   320,000,000

Class A shares                                                   50,000,000
Class B shares                                                   50,000,000
Class C shares                                                   20,000,000
Class S shares                                                 100,000,000
Institutional Class shares                               100,000,000

Deutsche Enhanced Global Bond Fund                  429,154,575

Class A shares                                                  50,000,000
Class B shares                                                  50,000,000
Class C shares                                                  20,000,000
Class S shares                                                309,154,575

Deutsche Global Growth Fund                                                                                                370,000,000

Class A shares                                                   50,000,000
Class B shares                                                   50,000,000
Class C shares                                                   20,000,000
Class R shares                                                   50,000,000
Class S shares                                                 100,000,000
Institutional Class shares                               100,000,000

Deutsche Global Small Cap Fund                                                                                             250,000,000

Class A shares                                                    40,000,000
Class B shares                                                    20,000,000
Class C shares                                                    10,000,000
Class S shares                                                     30,000,000
Institutional Class shares                                 100,000,000
Class R6 shares                                                   50,000,000

Deutsche Global
Infrastructure Fund                                                                                                                        750,000,000

Class A shares                                                     250,000,000
Class C shares                                                     100,000,000
Class S shares                                                      200,000,000
Institutional Class shares                                    150,000,000
Class R6 shares                                                     50,000,000

Deutsche European Equity Fund                                                                                                  200,000,000

Class A shares                                                       50,000,000
Class C shares                                                       50,000,000
Class S shares                                                        50,000,000
Institutional Class shares                                      50,000,000

Undesignated                                                                                                                                  340,839,221

FOURTH:  A description of the Deutsche European Equity Fund, and of each Class thereof, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption, is as follows:

(a)           Except as provided in the Charter of the Corporation and except for the differences, as described below, associated with each of the Classes of the Deutsche European Equity Fund, the shares of the Deutsche European Equity Fund shall be identical in all respects with the shares of the Corporation’s other Series, except that six (6) Series of shares, as opposed to five (5), now exist.

(b)           Except as provided in the Charter of the Corporation, the Class A, Class C, Class S and Institutional Class share Classes of the Deutsche European Equity Fund each shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the other Classes of the Corporation’s other Series.

FIFTH:  Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of the Corporation’s capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

SIXTH:  The Board of Directors of the Corporation, acting at a meeting duly called and held on September 5, 2014, duly authorized and adopted resolutions designating and classifying the capital stock of the Corporation as set forth in these Articles Supplementary.

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IN WITNESS WHEREOF, the Deutsche Global/International Fund, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 10th day of September, 2014; and its Vice President acknowledges that these Articles Supplementary are the act of the Corporation, and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:                                                                DEUTSCHE GLOBAL/INTERNATIONAL
 FUND, INC.

/s/Hepsen Uzcan              /s/John Millette
Name:       Hepsen Uzcan                                     Name: John Millette
Position:   Assistant Secretary                            Position: Vice President

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